UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 28, 2003

UCBH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3072450

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

000-24947
(Commission File Number)

711 Van Ness Avenue, San Francisco, California 94102
(Address of principal executive offices)

Registrant’s telephone number, including area code:):   (415) 928-0700

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit 1

Item 5. Other Events and Regulation FD Disclosure.

     On January 28, 2003, the Board of Directors of UCBH Holdings, Inc. (the “Company”) declared a dividend distribution of one share purchase right (a “Right”) for each share of common stock, par value $0.01 per share (the “Common Stock”), of the Company. The dividend is payable on February 14, 2003 on each share of Common Stock outstanding at the close of business on January 31, 2003. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Participating Preferred Stock of the Company (the “Preferred Stock”) at a price of $140.00 per unit of Preferred Stock, subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement (the “Rights Agreement”) between the Company and Mellon Investor Services, LLC, as Rights Agent. Reference is hereby made to the Rights Agreement attached hereto as Exhibit 1 which meets the requirements for filing under Item 5 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     Exhibits. The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Description

1	Rights Agreement, dated as of January 28, 2003, between the Company and Mellon Investor Services, LLC, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.

Date: January 28, 2003	By:	/s/ Jonathan H. Downing

	Name:	Jonathan H. Downing
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

1	Rights Agreement, dated as of January 28, 2003, between the Company and Mellon Investor Services, LLC, as Rights Agent.